Exhibit 99.1

MDH Acquisition Corp. Seeks to Redeem Public Shares

December 19, 2022

New York -- (Business Wire) – MDH Acquisition Corp. (NYSE: MDH) (the “Company”), a special purpose acquisition company, filed a definitive proxy statement relating to a special meeting of stockholders to approve (i) an amendment to the Company’s second amended and restated certificate of incorporation (the “Charter Amendment Proposal”) and (ii) an amendment to the Investment Management Trust Agreement, dated February 1, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Trust Amendment Proposal” and together with the Charter Amendment Proposal, the “Proposals”), which, if implemented, would allow the Company to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Public Shares”) in advance of February 4, 2023 by changing the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”) from February 4, 2023 to the later of (x) December 29, 2022 and (y) the date of effectiveness of the amendment to the second amended and restated charter (the “Amended Termination Time”).

“As responsible stewards of shareholder capital, we felt the best course of action given market turmoil was to explore possible combinations with many potential partners, but to proceed only where we had a high degree of confidence that they would grow in value once public,” stated Franklin McLarty, Chairman of MDH. “We were tireless in our efforts to unlock shareholder value as we evaluated over one hundred potential business combination partners. Ultimately, however, we were unable to reach an agreement where we felt confident that there would be shareholder appreciation. Therefore, we remained disciplined and are returning the capital held in the trust account to our investors. We are grateful to our investors for the trust they placed in our team.”

If the Proposals are approved, and because the Company will not be able to complete an initial Business Combination by the Amended Termination Time, the Company will be obligated to redeem all Public Shares as promptly as reasonably possible but not more than ten (10) business days after the Amended Termination Time. The Company expects that the Amended Termination Time will be on or about the close of business on December 29, 2022, if the Proposals are approved at the special meeting on December 29, 2022. In such case, the Public Shares would be deemed cancelled and represent only the right to receive the redemption amount as of, and the last day of trading of the Public Shares would be, December 29, 2022.

The virtual special meeting will be held on Thursday, December 29, 2022 at 10:00 a.m. Eastern Time, and the record date for the meeting is the close of business (New York time) on December 12, 2022.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” in the Company’s registration statement on Form S-1 (Registration No. 333-252763), as amended, initially filed with the Commission on February 5, 2021, relating to its initial public offering, annual, quarterly reports and subsequent reports filed with the Commission, as amended from time to time. Copies of such filings are available on the Commission’s website, www.sec.gov.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. Nothing herein should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. The inclusion of any statement herein does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

About MDH Acquisition Corp.

The Company is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share repurchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities.

Contacts

MDH Acquisition Corp.
Sarah Grubbs

sarah@mclartydiversified.com
615-957-7654